Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

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In re	:	Chapter 11
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CYGNUS OIL AND GAS CORPORATION., et al.,	:	Case No. 07-32417-H1-11
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Debtors.	:	Jointly Administered
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INTERIM ORDER 11 U.S.C. §§ 105(a), 361, 363, 364(c), AND 364(e) AND FED. R.

BANKR. P. 2002, 4001 AND 9014 (I) APPROVING USE OF CASH COLLATERAL, (II)

AUTHORIZING DEBTORS TO INCUR POST-PETITION SECURED INDEBTEDNESS,

(III) GRANTING SECURITY INTERESTS AND SUPERPRIORITY CLAIMS, AND (IV)

SCHEDULING FINAL HEARING

Cygnus Oil and Gas Corporation (“Cygnus”), Cygnus Texas Properties, Inc., Cygnus Oklahoma, LLC, Cygnus New Zealand, Inc., Cygnus Louisiana, Inc., Cygnus Mississippi, LLC, Cygnus Oklahoma Operating, LLC, Cygnus Operator, Inc., (collectively, with Cygnus, the “Debtors” or the “Loan Parties”), as debtors and debtors-in-possession in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), having moved on April 5, 2007 (the “Motion”) 1 for an order authorizing them to use certain Collateral, including cash collateral (the “Cash Collateral”), to incur post-petition secured indebtedness, to incur post-petition secured indebtedness, to grant security interests and superpriority claims pursuant to sections 105(a) and 364(c)(1), (2), and (3) of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”) and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and having requested, among other things, that:

(a) the Court authorize the Debtors to use the Cash Collateral on the terms set forth herein;

[1]

Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or that certain Credit Agreement (Exhibit C) by and among the Loan Parties, as borrowers (the "Borrowers"), on the one hand, and the Lender, on the other hand, dated as of April 10, 2007 (the “DIP Loan Agreement”), as the case may be.

(b) the Court authorize the Debtors, pursuant to sections 105(a) and 364(c)(1) and (2) of the Bankruptcy Code and Bankruptcy Rules 2002, 4001, and 9014, to obtain from Kings Road Holdings II LLC (“Kings Road” or the “Agent”), as administrative agent, acting for itself, as lender, and as agent for any other Lender that may from time to time become Lender (Kings Road in its capacity as lender, the “Lender”), cash advances of up to $3,000,000 (the “Maximum Final Borrowing”) consisting of term loans (the “DIP Loans”), pursuant to the DIP Loan Agreement to: (i) fund ongoing working capital and general corporate needs of the Debtors during the Chapter 11 Cases, (ii) pay the fees, costs, expenses, and disbursements of professionals retained by the Debtors and/or any statutory committees appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code (the “Committees”) as approved by the Court, (iii) pay the costs and expenses of members of the Committees as approved by the Court, and other bankruptcy-related charges as allowed by the Court, including the UST/Clerk Fees (as defined herein), and (iv) pay the fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) owed to the Lender under the DIP Loan Agreement and the other agreements, instruments and documents executed in connection therewith (collectively, with the DIP Loan Agreement, the “DIP Loan Documents”);

(c) the Court order, first on an interim and then on a final basis, as set forth in the Motion, pursuant to sections 364(c)(1), (2) and (3) of the Bankruptcy Code, that the Obligations of the Debtors under the DIP Loan Agreement and the other DIP Loan Documents (collectively, the “DIP Obligations”) (i) be granted superpriority administrative expense status, having priority over any and all administrative expenses of the kinds specified in, or arising or ordered under, sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, except the Carve-Out Expenses (as defined below) and the Excluded Funds and (ii) be secured (a) under section 364(c)(2) of the Bankruptcy Code, by first priority, perfected security interests and liens in and on all of the property, assets, or interests in property or assets of each Debtor, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without limitation, all property of such Debtors’ “estates” (within the meaning of the Bankruptcy Code), inventory, accounts receivable, other rights to payment whether arising before or after the Filing Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other Intellectual Property, Capital Stock of Subsidiaries, trademarks, trade names, all deposit accounts, all cash maintained in deposit and other accounts, all commercial tort claims and causes of action (except for claims and causes of action under sections 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy Code and proceeds thereof (the “Avoidance Actions”); provided, however, that the Lender shall be permitted to seek security interests and liens in and on Avoidance Actions under the Final Order), all cash and non-cash proceeds, rents, products and profits of any of the foregoing, including but not limited to the property described on Exhibit “A” hereto (all of the foregoing, collectively, the “Post-Petition Collateral”), subject and subordinate only to Permitted Priority Liens and the Excluded Funds (each as defined in the DIP Loan Agreement) , and (b) under section 364(c)(3) of the Bankruptcy Code, by a junior lien, perfected security interests in and liens on all of the applicable Debtors’ currently owned and after acquired property that is subject to a Permitted Priority Lien, with the exception of the Excluded Funds;

(d) the Court conduct a hearing (the “Interim Hearing”) to consider approval, on an interim basis, of the post-petition financing pursuant to the DIP Loan Documents and authorizing the Debtors to obtain, on an interim basis, DIP Loans thereunder in an amount of up to $450,000 (the “Maximum Interim Borrowing”);

(e) the Court find, pursuant to Bankruptcy Rule 4001(c)(1), that notice of the Interim Hearing given to (i) the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”), (ii) the Debtors’ 30 largest unsecured creditors on a consolidated basis, as identified in their chapter 11 petitions, (iii) counsel to the Lender; (iv) any parties that have filed a notice of appearance pursuant to Bankruptcy Rule 2002; and (v) equity security holders and other interested parties by virtue of the Borrowers having filed the Motion and the DIP Loan Documents on the Court’s PACER System (collectively, the “Notice Parties”) was good and sufficient under the particular circumstances and no other or further notice is or shall be required; and

(f) the Court schedule, pursuant to Bankruptcy Rule 4001, a hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) authorizing the Debtors to obtain, on a final basis, DIP Loans under the DIP Loan Documents in an amount of up to the Maximum Final Borrowing;

And the Interim Hearing having been held on April 9, 2007; and based upon all of the pleadings filed with the Court, the evidence presented and the arguments of counsel made at the Interim Hearing; and the Court having noted the appearances of all parties-in-interest; and all objections, if any, to the interim relief requested in the Motion having been withdrawn, resolved, or overruled by the Court, and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors, and such relief is essential for the continued

operations of the Debtors’ businesses; and it further appearing that the Debtors have been unable to obtain unsecured credit for money borrowed allowable as an administrative expense under section 503(b)(1) of the Bankruptcy Code or other secured financing on equal or more favorable terms than those set forth in the DIP Loan Documents; and upon the record herein; and after due deliberation thereon; and sufficient cause appearing therefor;

IT IS HEREBY FOUND, DETERMINED, ORDERED, ADJUDGED, AND DECREED THAT:2

1. Disposition. The Motion is granted on an interim basis on the terms set forth in this Interim Order. Any objections to the interim relief sought in the Motion that have not previously been resolved or withdrawn are hereby overruled on their merits. This Interim Order shall be valid, binding on all parties-in-interest and fully effective immediately upon entry. The term of this Interim Order and the DIP Loan Documents authorized hereunder shall expire, and the DIP Loans made pursuant to this Interim Order, the DIP Loan Agreement, and the DIP Loan Documents will mature and, together with all interest thereon and any other DIP Obligations accruing under the DIP Loan Agreement, will become due and payable (unless such DIP Loans and other DIP Obligations become due and payable earlier pursuant to the terms of the DIP Loan Documents and this Interim Order by way of acceleration or otherwise) thirty (30) days from the date of entry of this Interim Order if the Final Order has not been entered by the Court prior to such date.

2. Jurisdiction; Venue. The Court has jurisdiction over the Chapter 11 Cases, the parties, and the Debtors’ property pursuant to 28 U.S.C. §1334. This is a core proceeding pursuant to 28 U.S.C. §157(b)(2)(D). Venue of the Chapter 11 Cases and the Motion is proper under 280 U.S.C. §§ 1408 and 1409.

[2]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, pursuant to Bankruptcy Rule 7052.

3. Purpose and Necessity of Financing. The Debtors require the interim financing described in the Motion to fund, among other things, the Debtors’ cash requirements for working capital and general corporate needs for the 30-day period commencing on the date hereof. The Debtors are unable to obtain adequate unsecured credit allowable under section 503 of the Bankruptcy Code as an administrative expense or other financing under section 364(c) of the Bankruptcy Code on equal or more favorable terms than those set forth in the DIP Loan Agreement and the other DIP Loan Documents within the time frame required by their needs to avoid immediate and irreparable harm. A loan facility in the amount and in the manner provided by the DIP Loan Agreement and the other DIP Loan Documents is not available to the Debtors, generally, without granting to the Lender, pursuant to sections 364(c)(1), (2), and (3) of the Bankruptcy Code, the following: (a) superpriority administrative expense claims with respect to all DIP Loans and other DIP Obligations having priority over any and all administrative expenses of the kinds specified in, or arising or ordered under, sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment (except as otherwise expressly provided for herein with respect to the Carve-Out Expenses and the Excluded Funds); and (b) as security for all DIP Obligations, pursuant to sections 364(c)(2) and (3) of the Bankruptcy Code, (x) first priority, perfected security interests and liens on the Post-Petition Collateral, subject and subordinate only to Permitted Priority Liens, and (y) first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired property (other than the Excluded Funds, subject and subordinate only to Permitted Priority Liens. After considering all alternatives, the Debtors have concluded in the exercise of their prudent business judgment that the loan facility provided under the DIP Loan Documents represents the best working capital financing available to them.

4. Good Cause. The Debtors’ ability to obtain sufficient working capital and liquidity under the DIP Loan Documents is vital to the Debtors’ estates and their creditors, so that the Debtors can continue to operate their businesses in the ordinary course and effect an orderly liquidation of their assets pursuant to a plan under section 1129 of the Bankruptcy Code. The Debtors’ estates will be immediately and irreparably harmed if this Interim Order is not entered. Good cause thus has been shown for the interim relief sought in the Motion.

5. Good Faith. The terms of the DIP Loan Documents, including the interest rates and fees applicable thereto and intangible factors, are more favorable to the Debtors as those available from alternative sources. Based upon the record before the Court, the DIP Loan Documents have been negotiated in good faith and at arm’s-length between the Debtors and the Lender. Any DIP Loans and other financial accommodations made to the Debtors by the Lender pursuant to this Interim Order and the DIP Loan Agreement or other DIP Loan Documents shall be deemed to have been extended by the Lender in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and the Lender shall be entitled to all protections afforded thereby. The terms of the loan facility provided under the DIP Loan Documents are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

6. Authorization to Use Cash Collateral. During the term of this Interim Order and subject to the terms hereof, the Debtors are authorized to use Cash Collateral in which any party, including the Lender, may have an interest, in accordance with the terms, conditions, and limitations set forth in the budget annexed hereto as Exhibit “B” (the “Budget”) and otherwise pursuant and subject to the terms and conditions of the DIP Loan Agreement and this Interim Order. To the extent that any such party does not consent to the use of any item of the Post-Petition Collateral, the interests of such party are hereby deemed adequately protected.

7. Interim Borrowing. Subject to the terms and conditions of this Order and the DIP Loan Documents, including without limitation, the covenants and Budget as specified in the DIP Loan Documents, the Lender may make loans and advances to the Debtors and the Debtors may use Cash Collateral in accordance with the Budget and the DIP Loan Agreement. Notwithstanding anything in this Interim Order to the contrary, the Debtors shall use Cash Collateral and incur DIP Indebtedness and use the proceeds of the DIP Indebtedness solely in accordance with the covenants, formulae, Budget and other terms and conditions set forth in the DIP Loan Documents and this Interim Order. During the term of this Interim Order, within three business days of the month ended, the Debtors shall provide the Lender with monthly cash flow reports by the close of business the following day. Neither the Agent nor the Lender shall have any obligation with respect to the proceeds of the DIP Facility, the Post-petition Collateral, or the use of Cash Collateral, nor shall any of them be obligated to ensure or monitor the Debtors’ compliance with any such covenants, formulae, Budget or other terms and conditions or be obligated to pay (directly or indirectly from the Post-petition Collateral) any expenses incurred or authorized to be incurred pursuant to the DIP Loan Documents. The Lender’s consent to any Budget shall not be construed as a commitment to continue to provide the DIP Facility or permit the use of Cash Collateral after the occurrence of an Event of Default (as defined in the DIP Loan Documents) or beyond the Termination Date (as defined below), regardless of whether the aggregate funds described in the Budget have been expended. For purposes of this Interim

Order, however, the Debtors shall not be deemed to be in default for any deviation from the Budget provided such deviation is not more than fifteen percent (15%) of the budgeted disbursements, either on a cumulative basis or with regard to any specific budgeted line item; provided, further, if (i) the Debtors are not otherwise in default, (ii) the Debtors have not deviated from the Budget, either on a cumulative basis or with regard to any specific budgeted line item, in any given month, and (iii) the Debtors’ actual expenditures for any specific budgeted line item are less than the budgeted disbursements for such specific line item, the Debtors may, in the following month, increase the budgeted disbursement for such line item in an amount equal to the amount by which the budgeted disbursement exceeded the actual expenditure.

8. Superpriority Claim and Lien Priority.

(a) The Lender is hereby granted, and all of the DIP Obligations shall and hereby do constitute, an allowed superpriority administrative expense claim against each Debtor (the “Superpriority Claim”) pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expense claims of any kind asserted against the Debtors, including, but not limited to, the kinds specified in or arising or ordered under sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, subject and subordinate in priority of payment only to the Permitted Priority Liens, the Carve-Out Expenses and the Excluded Funds.

(b) As security for the DIP Obligations, in accordance with the terms of the DIP Loan Documents and this Interim Order, effectively immediately, the Lender is hereby granted, pursuant to sections 364(c)(2) and (3) of the Bankruptcy Code, subject and subordinate in priority of payment only to the Permitted Priority Liens, the Carve-Out Expenses, and the Excluded Funds (i) first priority, perfected security interests and liens in and on all Post-Petition Collateral, (ii) first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired property (collectively, the “Post-Petition Liens”).

(c) No lien or security interest granted to the Lender under this Interim Order or the DIP Loan Documents, as approved by this Interim Order, shall (i) be subject to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code or (ii) hereafter be subordinated to or made pari passu with any other lien or security interest created and/or perfected pursuant to section 364(c) of the Bankruptcy Code or otherwise. The Post-Petition Liens arising hereunder shall be and hereby are fully perfected security interests, such that no additional steps need be taken by the Agent or the Lender to perfect such interests. Any provision of any lease or other license, contract or other agreement that requires (i) the consent or approval of one or more landlords or other parties or (ii) the payment of any fees or obligations to any governmental entity, in order for any Debtor to pledge, grant, sell, assign, or otherwise transfer any such leasehold interest or the proceeds thereof or other Post-Petition Collateral related thereto shall have no force and effect with respect to the transactions granting the Lender a priority security interest in such leasehold interest, license, contract or agreement, or the proceeds of any assignment and/or sale thereof by any Debtor in favor of the Lender in accordance with the terms of the DIP Loan Agreement.

(d) The Post-Petition Liens and Superpriority Claim granted to the Lender under this Interim Order shall continue in the Chapter 11 Cases and in any superseding case or cases for the Debtors under any chapter of the Bankruptcy Code, and such liens and security interests shall maintain their priority as provided in this Interim Order, until all the DIP Obligations have been Paid in Full and the Total Commitment is terminated.

9. Acknowledgements. In connection with the post-petition financing under the DIP Loan Agreement, the Debtors acknowledge, represent, stipulate and agree that:

(a) the Debtors have obtained all authorizations, consents and approvals required to be obtained from, and have made all filings with and given all notices required to be made or given to, all federal, state and local governmental agencies, authorities and instrumentalities in connection with the execution, delivery, performance, validity and enforceability of the DIP Loan Documents to which any Debtor is a party;

(b) as consideration for entry into the DIP Loan Documents, until such time as all DIP Obligations are indefeasibly Paid in Full in cash and the Total Commitment is terminated in accordance with the DIP Loan Agreement, the Debtors shall not in any way prime or seek to prime (i) the liens provided to the Lender under this Interim Order, the Final Order or the DIP Loan Documents by offering a subsequent lender or a party-in-interest a superior or pari passu lien or security interest pursuant to section 364(d) of the Bankruptcy Code or otherwise, other than any additional liens granted the Lender in the Final Order as may be contemplated in the DIP Loan Agreement and the Motion; and

(c) as consideration for entry into the DIP Loan Documents, until such time as all DIP Obligations are indefeasibly Paid in Full in cash and the Total Commitment is terminated in accordance with the DIP Loan Agreement, the Debtors shall not in any way or at any time, permit to exist an administrative expense claim against any of the Debtors that are Loan Parties (now existing or hereafter arising) of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, sections 105,

326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) 726, 1113 and 1114 of the Bankruptcy Code having priority equal or superior to the priority of the Superpriority Claim as provided herein, except for the Carve-Out Expenses and the Excluded Funds.

10. Fees. All fees payable and costs and/or expenses reimbursable under the DIP Loan Agreement and other DIP Loan Documents by the Debtors to the Lender are hereby approved and shall be promptly paid by the Debtors in accordance with this Interim Order and the DIP Loan Documents, and the Debtors are hereby authorized to pay all such fees without the necessity of the Debtors, the Lender or the Agent filing any further application with the Court for approval or payment of such fees or expenses. All fees and costs and/or expenses payable by the Debtors in connection with the recording, filing and insuring of financing statements, mortgages and financing statements to confirm (pursuant to Paragraph 15 of this Interim Order) the perfection of the security interests granted or authorized by this Interim Order are hereby approved and shall be promptly paid in full by the Debtors without the necessity of the Debtors, the Lender or the Agent filing any further application with the Court for approval or payment of such fees, costs and/or expenses.

11. Authority to Execute and Deliver Necessary Documents. Each of the Debtors is hereby authorized and empowered to enter into and deliver the DIP Loan Agreement in the form annexed hereto and the other DIP Loan Documents, including, but not limited to, UCC financing statements and mortgages or deeds of trust as necessary or appropriate and securing all of the Debtors’ obligations under the DIP Loan Agreement, including repayment of all DIP Obligations in a maximum principal amount equal up to Maximum Final Borrowing. Each of the Debtors is hereby further authorized, empowered and directed (a) to perform all of its obligations under the DIP Loan Documents and such other agreements as may be required by the DIP Loan Documents to give effect to the terms of the financing provided for in the DIP Loan Documents as approved by this Interim Order, (b) to perform all acts required under the DIP Loan Documents and this Interim Order, including, without limitation, the payment of all principal, interest, charges, fees, and the reimbursement of present and future reasonable costs and expenses (including without limitation, reasonable attorneys’ fees and legal expenses) paid or incurred by the Lender or the Agent as provided for in this Interim Order, the DIP Loan Agreement, and the other DIP Loan Documents, all of which unpaid principal, interest, charges, fees, reasonable attorneys’ fees and the reimbursement of present and future reasonable costs and expenses shall be included and constitute part of the principal amount of the DIP Obligations, be deemed a Superpriority Claim having the same priority as all other DIP Obligations hereunder and be secured valid and perfected liens on and security interests in all of the Post-Petition Collateral as and to the extent provided for in this Interim Order, the DIP Loan Agreement, and the other DIP Loan Documents, subject and subordinate in priority of payment only to the Permitted Priority Liens, the Carve-Out Expenses and the Excluded Funds, and (c) to do and perform all other acts, to make, execute and deliver all other instruments, agreements and documents, which may be required or necessary for the Debtors to perform all of their obligations under this Interim Order and the DIP Loan Documents, without further order of the Court and pending the Final Hearing. The DIP Obligations shall constitute valid and binding obligations of each of the Debtors enforceable against each of them, and each of their successors and assigns, in accordance with their terms and the terms of this Interim Order.

12. Amendments. The Debtors and Lender may enter into any amendments or modifications to the DIP Loan Agreement and the other DIP Loan Documents without the need of further notice and hearing or order of this Court, provided that (a) such modifications or amendments do not materially and adversely affect, in the reasonable view of the Debtors, the rights of any creditor or other party-in-interest and (b) notice of any such amendment or modification is filed with the Court.

13. Carve-Out. (a) The DIP Liens and the Superpriority Claims shall be subject to: (i) amounts payable to fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930(a)(6) or the Clerk of the Bankruptcy Court in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line item titled “US Trustee Fees” in the Budget, (ii) allowed fees and expenses of professionals (including counsel and financial advisors) for the Debtors in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line items titled “Debtors’ Counsel” and “CRO/Financial Advisors” in the Budget, and (iii) allowed fees and expenses of the official committee of unsecured creditors in the Chapter 11 Cases in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line item titled “Creditors’ Committee Counsel” in the Budget.

(b) No liens or priority status, other than UST/Clerk Fees, having a lien or administrative priority superior to or pari passu with those granted by this Interim Order to the Lender, shall be granted while any portion of the DIP Obligations remains outstanding without the written consent of the Lender.

(c) Nothing contained herein shall be construed: (i) to exempt those persons hereafter receiving interim compensation payments or reimbursement of expenses pursuant to any such Bankruptcy Court-approved procedure from the applicable provisions of bankruptcy law, including the requirements that such compensation or reimbursement be allowed on a final basis after the filing of appropriate fee applications, and, if applicable, any subsequent order of this Court requiring that such payments be disgorged, and/or (ii) as consent to the allowance of any fees and expenses referred to above, and shall not affect any right of the Lender to object to the reasonableness of such amounts;

(d) Neither Cash Collateral nor proceeds of any of the DIP Loans shall be used to request (i) the use of Cash Collateral without the Lender’s prior written consent, and (ii) authorization to obtain postpetition loans or other financial accommodations pursuant to section 364(c) of the Bankruptcy Code, or otherwise, other than from the Lender, or use Cash Collateral pursuant to section 363(c) of the Bankruptcy Code unless such loans or financial accommodations shall be used to indefeasibly pay in full in cash all DIP Obligations;

(e) Neither Cash Collateral nor proceeds of any of the DIP Loans shall be used for, the payment or reimbursement of any fees or disbursements of the Debtors, any Committees or any trustee appointed in these Chapter 11 Cases incurred in connection with the assertion and prosecution of, or joinder in, any claim, counterclaim, action, proceeding, application, motion, objection, defenses or other contested matter, including, but not limited to, any so-called lender liability claims, the purpose of which is to seek any order, judgment, determination or similar relief: (i) commencing or prosecuting any action asserting claims pursuant to sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code or other cause of action (whether arising under state law, the Bankruptcy Code or other federal law) against the Lender and the Agent with respect to the validity and extent of the DIP Obligations or the validity, extent and priority of liens and security interests securing the DIP Obligations; (ii) invalidating, setting aside, avoiding or subordinating, in whole or in part, the Lender’ or the Agent’s liens on and security interests in the Post-Petition Collateral; (iii) preventing, hindering or delaying (whether, directly or indirectly) in any manner the Lender or the Agent in respect of their liens and security interests in the Post-Petition Collateral; and

14. Limitation On Additional Surcharges. Subject to entry of the Final Order, except to the extent of the Carve-Out Expenses, no costs or expenses of administration or other surcharge, lien, assessment or claim incurred on or after the Petition Date of any person or entity shall be imposed against any of the Post-Petition Collateral, Lender, or Agent, nor shall the Post-Petition Collateral, Lender or Agent be subject to surcharge by any party-in-interest for any amounts arising or accruing from the Filing Date through and including the Final Maturity Date, pursuant to sections 506(c), 552(b) or 105(a) of the Bankruptcy Code or similar principle of law. No action, inaction, or acquiescence by the Lender or Agent in these cases, including the Lender’s funding of the Debtors’ ongoing operations under this Interim Order or the Final Order, or the DIP Loan Documents as approved by each, shall be deemed to be or shall be considered as evidence of any alleged consent by the Lender or Agent to a charge against the Post-Petition Collateral, Lender, or Agent pursuant to sections 506(c), 552(b) or 105(a) of the Bankruptcy Code. The Lender shall not be subject in any way whatsoever to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Post-Petition Collateral.

15. Additional Perfection Measures. (a) The liens, security interests, and priorities granted to the Lender pursuant to this Interim Order and the DIP Loan Documents with respect to property of the Debtors’ estates shall be perfected by operation of law immediately upon entry of this Interim Order by the Court.

(b) Neither the Debtors nor the Lender shall be required to enter into or to obtain landlord waivers, mortgagee waivers, bailee waivers or warehouseman waivers or to file or record financing statements, mortgages, deeds of trust, leasehold mortgages, notices of lien or similar instruments in any jurisdiction (including, trademark, copyright, tradename or patent assignment filings with the United States Patent and Trademark Office, Copyright Office, or any similar agency with respect to intellectual property), or obtain consents from any licensor or similarly situated party-in-interest, or take any other action in order to validate and to perfect the security interest and Post-Petition Liens granted pursuant to this Interim Order.

(c) If the Lender, in its sole discretion, chooses to obtain consents from any licensor or similarly situated party-in-interest, to file financing statements, notices of lien or similar instruments, to record financing statements, mortgages or deeds of trust, or to otherwise confirm perfection of such security interests and liens: (i) the Lender is authorized and empowered to file or record financing statements, mortgages, deeds of trust or similar instruments which secure the DIP Obligations up to the maximum principal amount of the Maximum Final Borrowing; (ii) all such documents shall be deemed to have been recorded and filed as of the time and on the date of entry of this Interim Order; and (iii) no defect in any such act shall affect or impair the validity, perfection and enforceability of the liens granted hereunder.

(d) In lieu of obtaining such consents or filing such financing statements, notices of lien or similar instruments, the Lender may, at its sole discretion, choose to file a true and complete copy of this Interim Order in any place at which any such instruments would or could be filed, together with a description of Post-Petition Collateral located within the geographic area covered by such place of filing, and such filing by the Lender shall have the same effect as if such financing statements, notices of lien or similar instruments had been filed or recorded at the time and on the date of entry of this Interim Order.

(e) Federal, state and local governmental agencies, authorities and instrumentalities that have jurisdiction over the Pre-Petition Collateral, Cash Collateral, or Post-Petition Collateral are hereby directed to file a certified copy of this Interim Order or an acknowledgement of this Interim Order; provided, however, that the Lender shall be authorized to execute such acknowledgement of this Interim Order.

(f) The Lender may deliver a copy of this Interim Order to any third parties having possession of control of Pre-Petition Collateral, Cash Collateral, or Post-Petition Collateral.

16. Application of Collateral Proceeds. Except as may be otherwise permitted under the DIP Loan Documents and Paragraph 6 hereof, the Debtors are hereby authorized and directed, whether or not an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents (as approved by this Interim Order) has occurred, to remit to the Lender one hundred percent (100%) of all collections on, and proceeds of, the Post-Petition Collateral, including all accounts receivable collections, proceeds of sales of inventory, fixed assets and any other assets, including sales in and outside the ordinary course of business, and all other cash or cash equivalents which shall at any time on or after the Petition Date come into the possession or control of the Debtors, or to which the Debtors shall become entitled at any time. The automatic stay provisions of section 362 of the Bankruptcy Code are hereby modified to permit the Lender to collect, retain and apply all existing Cash Collateral and collections, remittances and proceeds of Post-Petition Collateral to the DIP Obligations, in accordance with this Interim Order and the DIP Loan Documents.

17. Access to Information. Without limiting the rights of access and information afforded the Lender under the DIP Loan Agreement and other DIP Loan Documents,

the Debtors shall permit representatives, agents and/or employees of the Lender to have reasonable access to their premises and their records during normal business hours (without unreasonable interference with the proper operation of the Debtors’ businesses) and shall cooperate, consult with, and provide to such persons all such non-privileged information as they may reasonably request.

18. Access to Collateral. Notwithstanding anything contained herein to the contrary, and without limiting any other rights or remedies of the Lender contained in this Interim Order or the DIP Loan Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Loan Agreement, upon three (3) business days’ written notice to the landlord of any leased premises upon which any Post-Petition Collateral is located (a “Landlord”), that an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents or this Interim Order has occurred and is continuing, the Lender may, subject to any separate agreement by and between such Landlord and the Lender, enter upon any leased premises of any of the Debtors for the purpose of exercising any remedy with respect to Post-Petition Collateral located thereon and shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from the Landlord thereunder; provided, however, that the Lender shall only pay base rent as defined in the lease with any such Landlord (or other agreement between Lender and the Landlord) and additional rent obligations of the Debtors (limited to charges for utilities, unless otherwise agreed between the Landlord and Lender) that first arise after the Lender’s written notice referenced above and that are payable during the period of such occupancy by the Lender, calculated on a per diem basis. Nothing herein shall require the Debtors to assume and assign to the Lender any lease under section 365(a) of the Bankruptcy Code as a precondition to the rights afforded to the Lender in this paragraph.

19. Cash Management Systems. The Debtors are authorized and directed to maintain their cash management system in a manner consistent with the DIP Loan Documents. The Lender are hereby granted, pursuant to sections 364(c)(2) and (3) , first priority, perfected security interest and lien in and on the Debtors’ bank accounts, subject and subordinate in priority of payment only to the Permitted Priority Liens and the Carve-Out Expenses.

20. Automatic Stay Modified. The automatic stay provisions of section 362 of the Bankruptcy Code are, to the extent applicable, vacated and modified to the extent necessary so as to permit the Lender:

(a) upon the occurrence and during the continuance of an Event of Default under the DIP Loan Documents, a Bankruptcy Event, or any default of a provision of this Interim Order, to declare all or any portion of the DIP Loans then outstanding to be due and payable and (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties;

(b) upon the occurrence and during the continuance of a Bankruptcy Event under the DIP Loan Documents, to (i) foreclose on the Borrowers’ interests in the Properties; and

(ii) direct the Borrowers to promptly seek to commence a sale of the Collateral under section 363 of the Bankruptcy Code pursuant to the schedule determined by the Lender, provided, that Lender shall be permitted to credit bid any and all of the Obligations then owed to it in any auction for the sale of the Borrowers’ assets (whether in the context of the occurrence of a Bankruptcy Event or not), provided further, that the Borrowers shall reasonably consult with the Lender regarding the assumption or rejection under section 365 of the Bankruptcy Code of executory contracts in connection with such sale.

Notwithstanding the foregoing paragraph (b), upon the occurrence of (and continuance of) a Bankruptcy Event (excluding a Bankruptcy Event resulting from the occurrence of an MAE), the Lender may take the actions described in clauses (b)(i) and (b)(ii) above, together with any and all other actions and rights under applicable law, which in the case of a foreclosure shall be completed no sooner than, and in the case of a sale closed on or before, the earlier of: (x) the Final Maturity Date and (y) 75 days from the notice of occurrence of such Bankruptcy Event (the “75 Day Period”). In the event of a Bankruptcy Event resulting from the occurrence (and continuation) of an MAE, the Lender may take any of the actions described in clauses (b)(i) and (b)(ii) above, together with any and all other actions and rights under applicable law, which in the case of a foreclosure shall be completed no sooner than, and in the case of a sale closed on or before, the earlier of: (x) the Final Maturity Date and (y) 120 days from the notice of occurrence of such Bankruptcy Event (the “120 Day Period,” and together with the 75 Day Period, the “Default Periods”). For purposes of clarity of the provisions above, upon a Bankruptcy Event, the Lender may consummate a foreclosure only after the expiration of the applicable Default Periods referenced in section 20(b), or direct the Debtors to consummate a section 363 sale which the Debtors must close on or before the expiration of the applicable Default Periods referenced in section 20(b).

Solely for purposes of the preceding clauses (b)(i) and (b)(ii) of this subsection 20(b), the automatic stay of section 362(a) of the Bankruptcy Code, to the extent applicable, shall only be deemed terminated as provided herein without the necessity of any further action by the Court in the event that the Debtors have not filed an objection with the Court within five (5) business days after receiving such notice (which notice must be filed with Court by the Lender) from the Lender pursuant to this Interim Order. The Debtors shall have the burden of proof at any hearing on any request by them to re-impose or continue the automatic stay of section 362(a) of the Bankruptcy Code or to obtain any other injunctive relief, and the only issue that may be raised at any such hearing shall be whether, in fact, an Event of Default or Default has occurred and is continuing;

(c) this Court shall retain exclusive jurisdiction to hear and resolve any disputes and enter any orders required by the provisions of this Interim Order and relating to the application, re-imposition or continuance of the automatic stay of section 362(a) of the Bankruptcy Code or other injunctive relief requested;

(d) upon the occurrence and during the continuance of an Event of Default, Bankruptcy Event, or a Default by the Debtors of any of their obligations under the DIP Loan Documents, the Lender and/or Agents, as applicable, may, without providing any prior notice thereof, immediately charge interest at the Post-Default Rate set forth in the DIP Loan Agreement; and

(e) upon the occurrence and during the continuance of an Event of Default, Bankruptcy Event or a Default by the Debtors of any of their obligations under the DIP Loan Documents, the Lender may at all times collect and sweep cash, excluding monies included in the Budget during the Default Periods.

21. Termination of Authorization to Use Cash Collateral. Upon the occurrence and during the continuance of an Event of Default or a Bankruptcy Even under the DIP Loan Documents or of this Interim Order, the Lender shall have no further obligation to provide financing under the DIP Loan Documents or DIP Loan Agreement as approved by this Interim Order, and the authorization to use Cash Collateral under the terms of this Interim Order shall automatically terminate, excluding monies included in the Budget during the Default Periods; provided, however, that if the Debtors’ right to use Cash Collateral has been terminated pursuant to the provisions of this Interim Order, such right may be extended only upon (i) consent of the Lender, (ii) the DIP Obligations having been otherwise Paid in Full, or (iii) further Order of this Court entered upon and after appropriate notice and opportunity for a hearing being provided to the Lender. The Lender shall have no obligation to agree to such an extension under any circumstances and may elect or not elect to agree to such an extension as they determine in their sole and absolute discretion.

22. Business Plan Obligations. Until the Commitments have expired or terminated and the principal of and interest on the Loan, all fees and all other DIP Obligations shall have been Paid in Full, the Debtors shall be obligated to use their reasonable best efforts to deliver a business plan to the Lender on or before May 31, 2007.

23. Bankruptcy Obligations. Until the Commitments have expired or terminated and the principal of and interest on the Loan, all fees and all other DIP Obligations shall have been Paid in Full, the Debtors shall be obligated to:

(a) file with the Court on or before May 15, 2007, their respective schedules and statements of financial affairs;

(b) file with the Court on or before May 5, 2007, a motion for an order fixing the deadline for filing proofs of claim against the Debtors;

(c) file with the Court on or before June 15, 2007, a plan of reorganization (the “Plan”) and disclosure statement with respect to the Plan;

(d) use their best efforts to commence on or before July 30, 2007, solicitation of votes with respect to the Plan;

(e) use their best efforts to seek that the Court hold on or before September 30, 2007 a hearing to consider confirmation of the Plan.

24. No Responsible Person/Fiduciary. In making the decision to make DIP Loans, administering the DIP Loans, and extending other financial accommodations to the Debtors under the DIP Loan Agreement or to collect the indebtedness and obligations of the Debtors, the Lender (a) shall not owe any fiduciary duty to the Debtors, their creditors, shareholders or estates; and (b) shall not be considered to be exercising control over any operations of the Debtors or acting in any way as a responsible person, an owner or an operator under any applicable law, including without limitation, any environmental law (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., as either may be amended from time to time, or any similar federal or state statute). Nothing in this Interim Order or any other documents related to this transaction shall be in any way construed or interpreted to impose or allow the imposition upon the Lender of any liability for any claims arising from the pre-petition or post-petition activities of the Debtors in the operation of their businesses or in connection with their restructuring efforts.

25. Successors and Assigns. The DIP Loan Documents and the provisions of this Interim Order shall be binding upon the Lender, the Debtors and their respective successors and assigns, and shall inure to the benefit of the Lender and the Debtors and their respective successors and assigns including, without limitation, any trustee, responsible officer, examiner with expanded powers, estate administrator or representative, or similar person appointed in a case for the Debtors under any chapter of the Bankruptcy Code.

26. No Third Party Beneficiary. Except with respect to any of the Lender, Agent, their delegates, successors and assigns, no rights are created hereunder for the benefit of any third party, any creditor or any direct, indirect or incidental beneficiary.

27. Binding Nature of Agreement. Each of the DIP Loan Documents to which the Debtors are and will become a party shall constitute legal, valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms. The DIP Loan Documents have been or will be properly executed and delivered to the Lender by the Debtors. The rights, remedies, powers, privileges, liens and priorities of the Lender provided for in this Interim Order and in any other DIP Loan Documents shall not be modified, altered or impaired in any manner by any subsequent order (including a confirmation order) or by any plan of reorganization or liquidation in these cases or in any subsequent case under the Bankruptcy Code, unless and until the DIP Obligations have first been Paid in Full in cash and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement.

28. Subsequent Reversal or Modification. This Interim Order is entered pursuant to section 364 of the Bankruptcy Code, granting the Lender all protections afforded by section 364(e) of the Bankruptcy Code. If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, that action will not affect (a) the validity of any obligation, indebtedness or liability incurred hereunder by any of the Debtors to the Lender prior to the date of receipt by the Lender of written notice of the effective date of such action or (b) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Loan Documents. Notwithstanding any such reversal, stay, modification or vacatur, any post-petition indebtedness, obligation or liability incurred by any of the Debtors to the Lender prior to written notice to the Lender of the effective date of such action shall be governed in all respects by the original provisions of this Interim Order, and Lender shall be entitled to all the rights, remedies, privileges and benefits granted herein and in the DIP Loan Documents with respect to all such indebtedness, obligation or liability.

29. No Waivers. (a) This Interim Order shall not be construed in any way as a waiver or relinquishment of any rights that the Lender may have to bring or be heard on any matter brought before this Court.

(b) The rights and obligations of the Debtors and the rights, claims, liens, security interests and priorities of the Agent and the Lender arising under this Interim Order are in addition to, and are not intended as a waiver or substitution for, the rights, obligations, claims, liens, security interests and priorities granted by the Debtors under the DIP Loan Documents.

(c) Without limiting the generality of the foregoing subparagraphs, the Agent and/or the Lender may petition this Court for any such additional protection they may reasonably require with respect to the DIP Indebtedness or otherwise.

30. Sale/Conversion/Dismissal. (a) No motion shall be filed by the Debtors, and no order providing for either the sale of the ownership of the stock of the Debtors or the sale of the assets of the Debtors under section 363 of the Bankruptcy Code shall be entered by the Court unless, in connection and concurrently with any such event, the proceeds of such sale are or will be sufficient to indefeasibly pay all DIP Obligations, and such DIP Obligations shall be indefeasibly Paid in Full in cash and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement as part of such action, or the Lender expressly consent in writing to any such transaction or the entry of such an order by the Court or such transaction is expressly permitted in the DIP Loan Documents.

(b) If an order is entered (i) dismissing any of these cases under sections 305 or 1112 of the Bankruptcy Code or otherwise, (ii) converting these Chapter 11 cases under section 1112 of the Bankruptcy Code or (iii) appointing a chapter 11 trustee or an examiner with expanded powers, such order shall provide that (x) the liens, security interests, and Superpriority Claims granted to the Lender hereunder and in the DIP Loan Documents, as the case may be, shall continue in full force and effect, shall remain binding on all parties-in-interest and shall maintain their priorities as provided in this Interim Order until all DIP Obligations shall have been indefeasibly Paid in Full in cash and the Total Commitment shall have been terminated in accordance with the DIP Loan Agreement, and (y) this Court shall retain jurisdiction to the fullest extent permitted by law, notwithstanding such dismissal, for purposes of enforcing the liens, security interests and Superpriority Claims of the Lender, as the case may be.

31. Injunction. Except as provided in the DIP Loan Agreement, this Interim Order and the Final Order, the Debtors shall be enjoined and prohibited from, at any time during the Chapter 11 Cases, (a) granting liens in the Post-Petition Collateral or any portion thereof to any other parties, pursuant to Section 364(d) of the Bankruptcy Code or otherwise, which liens are senior to, pari passu with or junior to the liens of the Lender, except for Liens granted to the

Lender in accordance with the Final Order as contemplated by the DIP Loan Agreement and the Motion and/or (b) (i) using the Cash Collateral, and (ii) applying to the Bankruptcy Court for an order authorizing the use of the Cash Collateral or the Post-Petition Collateral, except in accordance with the DIP Loan Agreement and this Interim Order.

32. Survival. The Liens, lien priority, administrative priorities and other rights and remedies with respect to the Debtors granted to the Agent and the Lender pursuant to the DIP Loan Agreement, the Bankruptcy Court Orders and the other DIP Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by any Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), by any dismissal or conversion of any of the Chapter 11 Cases, or by the confirmation of a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Administrative Agent for the benefit of the Administrative Agent and the Lender and the priorities thereof until the earlier of (A) such plan effective date, and (B) the date the Obligations are paid in full in cash and the Total Commitment is terminated, or by any other act or omission whatsoever.

33. Priority of Terms. To the extent of any conflict between or among (a) the express terms or provisions of any of the DIP Loan Documents, the Motion, any other order of this Court, or any other agreements, on the one hand, and (b) the terms and provisions of this Interim Order, on the other hand, unless such term or provision herein is phrased in terms of “as defined in” or “as more fully described in” the DIP Loan Agreement or the DIP Loan Documents, the terms and provisions of this Interim Order shall govern.

34. Adequate Notice. The notice given by the Debtors of the Interim Hearing was given in accordance with Bankruptcy Rules 2002 and 4001(c)(2) and the local rules of this Court. Under the circumstances, no other or further notice of the request for the relief granted at the Interim Hearing is required. The Debtors shall promptly mail copies of this Interim Order and notice of the Final Hearing to the Notice Parties. Any objection to the relief sought at the Final Hearing shall be made in writing setting forth with particularity the grounds thereof, and filed with the Court and served so as to be actually received no later than five days prior to the Final Hearing by the following: (a) counsel to the Debtors, Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002 (Attn: Henry J.Kaim, Esq.), and (b) counsel to the Lender, Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (Attn: Jeffrey S. Sabin, Esq.), and Andrews Kurth LLP, 600 Travis. Suite 4200, Houston, Texas 77002 (Attn: Paul Moak, Esq.).

35. Entry of Order; Effect. This Order shall take effect immediately upon execution hereof, notwithstanding the possible application of Fed. R. Bankr. P. 6004(g), 7062, 9014, or otherwise, and the Clerk of the Court is hereby directed to enter this Interim Order on the Court’s docket in these Chapter 11 Cases.

36. Prepetition Employee Payments. Entry of this Interim Order does not authorize payment of prepetition amounts owed to employees, although such obligations may be included in the Budget. The Debtors may seek approval to pay such obligations by separate motion to the Court.

37. Post-Petition Salary Amounts. The salaries owed to the CFO and COO as reflected in the Budget shall be limited in payment to the level of the pre-petition monthly salary amounts, pending further order of the Court. The Debtors may seek payment of the higher monthly compensation amounts only by separate motion to the Court.

38. Notice of Default Notice. Upon receipt of a Notice of Default from the Lender, the Debtors shall file such notice with the clerk, and serve such notice on the parties listed on the Master Service List in these cases.

39. Final Hearing. The Court shall conduct a Final Hearing on the Motion commencing on APRIL 27, 2007, 2:00 P.M. (Central Time). Any objections to the relief requested shall be filed and served pursuant to paragraph 34 above.

Dated:	Houston, Texas
April 10, 2007

/s/ Marvin Isgur
UNITED STATES BANKRUPTCY JUDGE

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